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                                                                    Exhibit 10.3
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                                IFX CORPORATION

                     NON-QUALIFIED STOCK OPTION AGREEMENT



     THIS STOCK OPTION AGREEMENT (the "Agreement") is dated as of
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_______________ with respect to options granted on the dates set forth in the table below  (the "Grant Date") and is entered into between IFX CORPORATION, a
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Delaware corporation ("IFX"), and _______________ ("Optionee").  This agreement
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supersedes any option agreement that may have been previously entered into by the parties. In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

     1.   Defined Terms. Capitalized terms not otherwise defined herein shall
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have the same meaning ascribed to them in the IFX Corporation 1999 Stock Option and Incentive Compensation Plan (the "Plan").
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     2.   Grant of Option.
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          (a)  Subject to the terms and conditions of the Plan, a copy of which is attached hereto and incorporated herein by this reference, IFX grants to Optionee the options described below (the "Option") to purchase shares (the
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"Shares") of IFX's common stock, $.02 par value (the "Common Stock"), at a price
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equal the per share price below (the "Option Price").  The Option Price has been
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determined by the Compensation Committee of the Board of Directors of IFX (the
"Committee"), acting in good faith, to be in equal to the fair market value of
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the Common Stock on the Grant Date, based upon the price of the Common Stock reported by the Nasdaq Stock Market, Inc. as of the Grant Date.
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          (b)  The Option is not intended to qualify as an incentive stock option described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All provisions of this Agreement are to be construed in
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conformity with this intention.

     3.   Term; Termination.
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          (a)  Standard Term.  Except as otherwise provided herein, the Option
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shall be valid for a term commencing on the Grant Date and ending 10 years after the Grant Date (the "Termination Date").
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          (b)  Rights Upon Termination of Employment.  If Optionee ceases to be
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employed by IFX or any of its subsidiaries (collectively, the "Subsidiaries")
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for any reason other than (i) for "Cause" (as defined herein), (ii) Optionee's death, or (iii) Optionee's permanent or long-term mental, physical or emotional disability (a "Disability"), the Option shall be exercisable at any time prior
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to the earlier of the Termination Date or the date three months after the date of termination of Optionee's employment.

          (c)  Rights Upon Termination for Cause.  If Optionee's employment with
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IFX and/or its Subsidiaries is terminated for Cause, the Option shall be immediately cancelled, no portion of the Option may be exercised thereafter and Optionee shall forfeit all rights to the Option. The term "Cause" shall have the meaning given to the term "Cause," "For Cause" or other similar phrase in Optionee's Employment Agreement with IFX or any Subsidiary; provided, however, that (i) if at any time Optionee's employment with IFX or any Subsidiary is not governed by an employment agreement, then the term "Cause" shall have the meaning given to such term in the Plan, and (ii) "Cause" shall exclude Optionee's death or Disability.

          (d)  Rights Upon Death/Disability of Optionee.  If Optionee's
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employment with IFX and/or its Subsidiaries is terminated as a result of (i)
Optionee's death, the Option may be exercised at any time prior to the earlier of the Termination Date or the date six months after the date of Optionee's death, or (ii) Optionee's Disability, the Option may be exercised at any time prior to the earlier of the Termination Date or the date six months after the date of Optionee's employment is terminated as a result of Optionee's Disability.

     4.   Vesting.
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     (a)  Standard Vesting.  The Option may only be exercised to the extent
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vested.  Any vested portion of the Option may be exercised at any time in whole or from time to time in part. Vesting shall commence on the first anniversary of the Grant Date and Optionee shall vest in the Option according to the table set forth above. Optionee must be employed by IFX or any Subsidiary on any Vesting Date, in order to vest in the portion of the Option set forth in the chart above that vests on such Vesting Date. No portion of the Option shall vest between Vesting Dates; if Optionee ceases to be employed by IFX or any Subsidiary, then any portion of the Option that is scheduled to vest on any Vesting Date after the date Optionee's employment is terminated automatically shall be forfeited as of the date of Optionee's termination of employment. For purposes of this Section 4, a transfer or reassignment of Optionee from IFX to any Subsidiary, or vice versa, shall not constitute a termination of employment
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for purposes of this Agreement.

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          (b)  Vesting Upon Change of Control.  Notwithstanding the provisions
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of Section 4(a) or anything contained in this Agreement or in the Plan to the contrary, upon a Change in Control (as defined herein), the Option shall become 100% vested and immediately exercisable as of the effective date of the Change in Control. For purposes of this Agreement, "Change in Control" means the
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occurrence of any one of the following events:

               (i) any consolidation, merger or other similar transaction involving the Company, if the Company is not the continuing or surviving corporation, or which contemplates that all or substantially all of the business and/or assets of the Company will be controlled by another corporation;

               (ii) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company;

               (iii) approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, unless such plan or proposal is abandoned within 60 days following such approval;

               (iv) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the outstanding shares of voting stock of the Company; provided, however, that for purposes
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     of the foregoing, "person" excludes Lee S. Casty, International Technology
     Investments, LC or any of their affiliates; or

               (v) if, during any period of 24 consecutive calendar months commencing on the date of this Agreement, those individuals (the "Continuing Directors") who either (A) were directors of the Company on the
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     first day of each such period, or (B) subsequently became directors of the
     Company and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Company, cease to constitute a majority of the board of directors of the Company.

     5.   Procedure for Exercise.  Exercise of the Option or a portion thereof
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shall be effected by the giving of written notice to IFX in accordance the Plan and payment of the pro rata portion of the Option Price for the number of Shares to be acquired pursuant to the exercise.

     6.   Payment for Shares.  Payment of the Option Price (or portion thereof)
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shall be made in cash or by such other method as may be permitted by the
Committee in accordance with the provisions of the Plan. No Shares shall be delivered upon exercise of the Option until full payment has been made and all applicable withholding requirements satisfied.

     7.   Options Not Transferable and Subject to Certain Restrictions.  The
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Option may not be sold, pledged, assigned or transferred in any manner without the prior consent of the Committee, which may be given or withheld in its sole discretion, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code. During Optionee's lifetime, the Option may be exercised only by the Optionee, a permitted assignee or by a legally authorized representative. In the event of

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Optionee's death, the Option may be exercised by the distributee to whom
Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

     8.   Acceptance of Plan.  Optionee hereby accepts and agrees to be bound by
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all the terms and conditions of the Plan.

     9.   No Right to Employment.  Nothing herein contained shall confer upon
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Optionee any right to continuation of employment by IFX or any Subsidiary, or interfere with the right of IFX or any Subsidiary to terminate at any time the employment of Optionee. Nothing contained herein shall confer any rights upon Optionee as a shareholder of IFX, unless and until Optionee actually receives Shares.

     10.  Compliance with Securities Laws.  The Option shall not be exercisable
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and Shares shall not be issued pursuant to exercise of the Option unless the exercise of the Option and the issuance and delivery of Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Securities
                                             --------------
Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which Common Stock may then be listed, and shall be further subject to the approval of counsel for IFX with respect to such compliance. If, in the opinion of counsel for IFX, a representation is required to be made by Optionee in order to satisfy any of the foregoing relevant provisions of law, IFX may, as a condition to the exercise of the Option, require Optionee to represent and warrant at the time of exercise that the Shares to be delivered as a result of such exercise are being acquired solely for investment and without any present intention to sell or distribute such Shares.

     11.  Adjustments.  Subject to the sole discretion of the Board of
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Directors, IFX may, with respect to any unexercised portion of the Option, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares covered by the Option and in the applicable exercise price thereof in the event of a change in the corporate structure or shares of IFX; provided, however, that no adjustment shall be made for the issuance of preferred stock or other convertible securities of IFX or the conversion of the same. For purposes of this Section 11, a change in the corporate structure or shares of IFX includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization or liquidation, and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of IFX or another entity.

     12.  No Other Rights.  Optionee hereby acknowledges and agrees that, except
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as set forth herein, no other representations or promises, either oral or written, have been made by IFX, any Subsidiary or anyone acting on their behalf with respect to Optionee's right to acquire any shares of Common Stock, stock options or awards under the Plan, and Optionee hereby releases, acquits and forever discharges IFX, the Subsidiaries and anyone acting on their behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against IFX, any Subsidiary or anyone acting on their behalf with respect thereto.

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     13.  Severability.  Any provision of this Agreement (or portion thereof)
          ------------
that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 13, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

     14.  Entire Agreement.  This Agreement constitutes the entire agreement
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between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, between IFX and Optionee relating to Optionee's entitlement to stock options, Common Stock or similar benefits, under the Plan or otherwise.

     15.  Amendment.  This Agreement may be amended and/or terminated at any
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time by mutual agreement of IFX and Optionee.

     16.  Governing Law.  The construction and operation of this Agreement are
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governed by the laws of the State of Delaware (without regard to its conflict of laws provisions).


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     This Agreement has been executed as of the date first written above.


                              IFX CORPORATION



                                       By:________________________________
                                          Jose Leiman,
                                          Chief Financial Officer





                              Employee

                              Social Security Number

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